UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

Amendment No. 2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Under Section 12(g) of the Securities Exchange Act of 1934

Trustfeed Corp.
(Exact name of registrant as specified in its charter)

Nevada	86-1006313
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

140 Broadway, 46th Floor New York, NY 10005
(Address of principal executive offices and Zip Code)

800-490-7454
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $0.001 par value

(Title of class)

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this registration statement on Form 10 of Trustfeed Corp. (hereinafter the “Company,” “Trustfeed,” “TRFE,” “we,” “us” or “our”) discuss future expectations, contain projections of our plan of operation or financial condition or state other forward-looking information. In this registration statement, forward-looking statements are generally identified by the words such as “anticipate,” “plan,” “believe,” “expect,” “estimate” and the like. Forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results or plans to differ materially from those expressed or implied. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. A reader should not place undue reliance on these forward-looking statements, which apply only as of the date of this registration statement. Important factors that may cause actual results to differ from projections include, for example:

•	the success or failure of management’s efforts to implement the Company’s business plan;

•	the ability of the Company to fund its operating expenses;

•	the ability of the Company to compete with other companies that have a similar business plan;

•	the effect of changing economic conditions impacting our plan of operation;

•	the ability of the Company to meet the other risks as may be described in future filings with the SEC.

Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We believe the information contained in this Form 10 to be accurate as of the date hereof. Changes may occur after that date. We will not update that information except as required by law in the normal course of our public disclosure practices.

Additionally, the following discussion regarding our financial condition and results of operations should be read in conjunction with the financial statements and related notes included in this Form 10.

Item 1. Business

The Company, Trusteed Corp., was in the business of acquiring, leasing, and licensing growers for the cultivation and production (processing and distribution of cannabis and cannabis-related products within an incubator environment). The Company was also in the business of renewable fresh water and real estate.

As a result of the change in ownership of the Company in 2021 by Fastbase, Inc., the Company is now a technology company with access to a global database of information to provide consumers with trusted information about the companies they do business with. Fastbase is a company with a trading symbol, FBSE, that is quoted on the OTC markets.

Consequently, Fastbase is now able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company. Also, Rasmus Refer, beneficial owner of Fastbase, is our sole officer and director.

To make sound purchasing decisions, consumers need to trust the companies they buy from and the products they sell. Two big problems stand in the way.

1

1.       Finding Trustworthy Company Information

There is no go-to place to get reliable company information. In each country the Government may have a searchable database which will give very basic information. One would need to look at the company website, LinkedIn, Glassdoor, Google My Business or paid services like LinkedIn Sales Navigator, D&B or Forrester.

Review sites have little real information about the company. They mostly focus on a brief description, and it varies from one site to the other.

When over 50% of Amazon sales are made through third party sellers (42 billion USD in third party service revenues) it is important to be able to have fundamental information available about a company.1 A European-sounding company name like Elle Network may turn out to be located in Zhengzhou City, and that can affect delivery times and returns or product support.

2.       Trusting reviews

On the other hand, there is no shortage of review sites. Regardless of whether a business buyer (B2B) or a consumer (B2C) there are a few options to perform due diligence and research the companies and products on offer.

B2B buyers of software will use one of the growing numbers of software reviewing sites that aggregate reviews like G2, Capterra or IT Central Station. Any company can create a listing. To encourage reviews, incentives are offered, or the vendor sends the invitation to the reviewer.

B2C buyers go to sites that specialize in consumer product reviews for anything from kitchen goods to garden furniture. Most people are familiar with sites like Amazon, Trustpilot, Best Buy, Google and Yelp. Nearly half of U.S. internet users start product searches on Amazon compared to 35% on Google.2

There are good reviews and bad reviews. It is not possible to tell whether a glowing review was written by the business owner, its employee or a paid reviewer. A study of fraud found that up to 16% of Yelp review were suspicious. Some Amazon categories had up to 64% of fake reviews.3

Bad reviews are written not just by consumers. They are written by the competition, disgruntled employees, in naming and shaming or just for malicious fun. Many sites combine reviews in their comments sections. It is so easy to manipulate site content that reviews are becoming less trustworthy every day. Even the review sites themselves are often shills for companies or affiliate programs.

The Trustfeed Solution

Trustfeed is a technology company with access to a global database of company information. Trustfeed offers software-as-a-service (“SaaS”) based applications and services to its business and consumer customers.

▪	Trustfeed is ambitious. The Company’s goal is to be the leading global review platform within two years.
▪	Trustfeed believes that trust is the foundation of the buyer digital journey. Consumers are jaded by the ‘wild west’ approach to reviews and company information and want the reassurance that the information they are reading is from a reliable authority.
▪	Proprietary and modern crawler technology, machine learning and Artificial intelligence tools are the techniques behind this fight for trustworthy information.

Crawl, Aggregate, Verify and Organize (COVA)

Using Trustfeed’s COVA system of gathering and organizing data, users are able to access valuable information about companies spanning 130 countries. They will get an immediate picture of the company and products based on source information and in addition there will be an aggregate view of reviews. Using complex algorithms Trustfeed will calculate a rating that takes into account many other reviews already done, remove any suspicious ones and provide you with the most likely version of facts.

[1] See Statista “Amazon third-party seller share 2007-2022”.

https://www.statista.com/statistics/259782/third-party-seller-share-of-amazon-platform/

[2] See Insider Intelligence “More Product Searches Start on Amazon”

https://www.insiderintelligence.com/content/more-product-searches-start-on-amazon

[3] See “Research on false review detection Methods: A state-of-the-art review” Arvind Mewada & Rupesh Kumar Dewang

https://www.sciencedirect.com/science/article/pii/S1319157821001993

2

Business Model

Trustfeed introduced a flexible, modular subscription model where businesses can use Trustfeed’s basic services for free and will be able to subscribe for additional paid services on Trustfeed’s platform. Extended options will be added for companies to access their profile and contribute additional useful information, org charts, product information and contact points. Users will be able to contribute their own reviews of products.

Trustfeed is a technology company with a massive database of company information that is continuously increasing the data available through its proprietary and modern web- crawling technology. Our capital is the data we have aggregated and organized and the know-how to collect it. The data from over 50 million company domains forms the back-bone of the Trustfeed solution. Trustfeed aims to be the uber review-site and put trust back into the review equation.

Market for Products and Services

Trustfeed was founded in 2021 to revolutionize the company data and product review world with a trusted platform of reviews and company profiles.

There has been a post-Covid 19 surge in the volume of online ratings and reviews (40 to 80 percent higher during the core pandemic months in 2020, compared with 2019).4 E-commerce, which had already been expanding, experienced ten years’ growth during the first quarter of 2020.5 This tsunami of reviews has taken the importance of product feedback to new heights, giving it greater weight and credibility. The elephant in the room for e-commerce and consumers has always been how to determine reviewer integrity and disregard fake and malicious reviews. Trustfeed has reviewer integrity as its purpose-driven foundation stone. Its symbiotic approach uses machine learning and artificial intelligence tools to empower customers with a voice, putting trust back into purchasing. This symbiotic approach also gives companies the platform and product feedback cycle to uncover ways to improve next generation products and services. Trustfeed allows product teams to track star ratings and mine review text for next generation insights. Through Trustfeed’s validated data companies can determine or predict future innovative offerings that increase market-share and even unlock new product categories. In the best cases, better products might help companies leapfrog their competitors by driving much greater organic growth.

Products and Services

Trustfeed enables businesses to create brand awareness, get endorsement of their products and have a feedback loop for product improvement. Many people read online company or product reviews and trust them as much as personal recommendations. Trustfeed’s aim is to revolutionize the company data and product review world with a trusted platform of reviews and company profiles.

Trustfeed has reviewer integrity as its purpose-driven foundation stone. Its symbiotic approach uses machine learning and artificial intelligence tools to empower customers with a voice, putting trust back into purchasing. This symbiotic approach also gives companies the platform and product feedback cycle to uncover ways to improve next generation products and services.

The service allows product teams to track star ratings and mine review text for next generation insights. Through Trustfeed’s validated data companies can determine or predict future innovative offerings that increase market share and even unlock new product categories. In the best cases, better products might help companies leapfrog their competitors by driving much greater organic growth.

[4] See McKinsey & Company “Five-star growth: Using online ratings to design better products.”

https://uat.mckinsey.com/industries/consumer-packaged-goods/our-insights/five-star-growth-using-online-ratings-to-design-better-products

[5] Ibid.

3

Trustfeed uses its own proprietary and modern crawler technology, machine learning and Artificial intelligence tools which are the techniques behind the goal for trustworthy information. With the technology Trustfeed is continuously adding companies and company information with the aim of ensuring current accurate and reliable company information available 24/7.

With respect to the financial statements included in this Registration Statement, the Company has only generated revenue from its Leads revenue model, which is discussed below under “Revenue models” with the other prospective revenue models. Aside from the Submit Company Profile model, these other revenue models have not yet generated any revenue for the Company, but the Company is hopeful that the combined business plan to generate revenue from these sources will be realized upon successful launch, marketing and sales of each model, none of which the Company can assure investors will translate into increased revenues or future profitable operations. After the March 31, 2023 quarter, under the Submit Company Profile model, the Company has received the first payments from customers.

Reviews & ratings

Trustfeed services provides aggregated reviews from trusted sources like: Amazon, Google, Maps, Yelp, Tripadvisor and reviews from anyone signed up to Trustfeed website.

Company profile listing

Companies claiming a trustfeed profile will be able to add their own content and information about the company to better inform the B2B market.

Benefits of this are:

▪	Building customer trust
▪	Improve Google search positions
▪	Get new leads
▪	Interact with your customers
▪	Provide special offers and discount
▪	Local Advertising

Retail will be able to highlight their service or product in search results.

Google target ads appear in Trustfeed results.

4

Revenue models

With respect to the financial statements included in this Registration Statement, the Company has only generated revenue from its Leads revenue model, which is discussed below with the other prospective revenue models. Aside from the Submit Company Profile model, these other revenue models have not yet generated any revenue for the Company, but the Company is hopeful that the combined business plan to generate revenue from these sources will be realized upon successful launch, marketing and sales of each model, none of which the Company can assure investors will translate into increased revenues or future profitable operations. After the March 31, 2023 quarter, under the Submit Company Profile model, the Company has received the first payments from customers.

Leads

The Company has generated all of its revenue in 2022 from customized data packages - a Leads Ordering system for the purpose of generating lists of sales leads. The system includes the possibility to browse leads by 5,000 categories and by location. An example of this system is found at https://www.trustfeed.com/countryindex/United-states/A/Aluminum-supplier. Users have the option to filter leads and order. Users pay for these lists of leads by ordering one or more leads based on their filters and pay per list. Under these agreements, the data is provided to the customer on either a one time or agreed upon schedule. Revenue is recognized upon completion and delivery of the data by the Company. Payment is via credit card or PayPal.

Subscriptions and access to profile

Companies in the B2B space can request access to a profile already generated by Trustfeed with its company data. While the Company has not yet generated any revenue under this model, companies may pay a one-time fee for such access. Having access to the profile is expected to give the companies the opportunity to build valuable information about products, services, special offers, discount codes, deals etc. Payment for access to said profile is via credit card or PayPal.

Advertising

This service is expected to be launched in Q4, 2023.

Upon launch, we believe companies will be able to pay for advertising banners and highlight product deals. Revenue expected from this service is provided on a subscription basis, billed in advance and revenue is recognized daily over the life of the contract, which is expected to be month to month. Payment is via credit card or PayPal.

Submit Company Profile

Submit Company Profile was launched just weeks ago, but the Company has received the first payments from customers. Submit profile allows companies to create their own profile if Trustfeed doesn’t already have the company in its database, and then be visible in Trustfeed platform. Company Profiles in Trustfeed are also included in Google Search results. See https://www.trustfeed.com/company-signup.

Revenue is recognized upon completion and is based on a yearly or monthly recurrent payment plan.

Marketing

All eCommerce businesses are expected increasingly to seek to establish trust online. According to shipped an eMarketer.com report in May 2019, retail ecommerce was approx. 141 per cent. of all global retail spending, or US$3.5 trillion, in 2019 and is forecast to amount to approximately 22.0 per cent. of all global retail spending, or US$6.5 trillion, by 2023.

5

We expect to do extensive awareness for our services. These consists of the following non-exhausting list:

1.       Google customized ads targeting 50 million companies having a freemium profile page on Trustfeed.com website

2.       Campaign targeting several million companies having a profile page on LinkedIn, Yelp and Trustpilot.

3.       A series of press releases about our various product solutions.

4.       Extensive Search Engine Optimization in order to get Trustfeed profile pages included in Google search engine.

5.       Tweets about new functionality and business actions

6.       Establishment of white labels program to promote Trustfeed paid solutions.

7.       Establishment of reseller program specifically for digital marketing agencies to promote Trustfeed paid solutions.

8.       Targeted customized ads on Linkedin.com targeting companies having a freemium profile page on Trustfeed.com website

Intellectual Property

Trustfeed has its own development team. We develop intellectual property to differentiate our products and technology, mitigate infringement risks, and develop opportunities for licensing. We devote resources to developing and protecting our business concept and continuously seek to identify and evaluate our intellectual properties. Our intellectual property portfolio allows us to use proprietary technologies that are not available to our competitors. We compete based on the variety of features we offer and a traditional cost/benefit analysis against alternative technologies and solutions. In connection with our intellectual property licensing goals, we will grant exclusive right to sublicense our intellectual property assets existing based on reseller services in exchange for various strategic and financial benefits, including profit participation. We do not assure you that the protection of our proprietary assets will be adequate or that our competitors will not independently develop similar technologies, or design around any of our intellectual property.

We plan to continue investing in research and development.

Patents

At this time, we will not be filing for patents for various reasons:

A patent application means making certain technical information about our intellectual properties publicly available. As part of obtaining a patent, the inner workings of an invention must be publicly disclosed in a patent specification. We anticipate that keeping our intellectual assets secret will keep competitors at bay more effectively.

Additionally, all patents eventually expire such that the previously protected intellectual property becomes free to be exploited by the public.

Given the above, patents are a suitable form of protection if competitors can readily reverse engineer intellectual property.

However, for intellectual property that cannot be readily reproduced by others, it can easier be kept a trade secret. Applying for a patent can be a very time-consuming and it will cost money whether applications are successful or not - the application, searches for existing patents and a patent attorney's fees can all contribute to a reasonable outlay as well as annual fee for patent.

6

Competition

Our business is characterized by rapid change and converging, as well as new and disruptive, technologies. We face competition in every aspect of our business, particularly from companies that seek to connect people with information on the web and provide them with relevant information.  If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could be adversely affected.

We face competition from large companies, such as Tripadvisor, Yelp, Glassdoor, Trustpilot and Capterra, as well as to a certain extent Social networks, such as Facebook, LinkedIn and Twitter. Some users are relying more on social networks for product or service referrals than website like Trustfeed.

With Tripadvisor, Yelp and Trustpilot, users search for local shops, hotels, restaurants to get more information about location, reviews and their ratings. Trustfeed also offers those services with a platform built on a very large and constantly growing database of companies and reviews of around 300 million companies. Our primary product that competes with the 3 platforms is paid "company registration" and "premium" promotion.

We included Glassdoor as a possible competitor because their job portal offers "ratings and reviews of companies,” so users can gain insights into current (and ex-employees’) experiences, thus determining whether an employer is appropriate for their job application.

To some extent, all the major social media sites, such as Facebook, LinkedIn and Twitter, offer company search, where users can access facts, news, blog posts, reviews about companies and local businesses. Since the social platforms also offer advertising and promotion, we considered them partial competitors to Trustfeed.

All of the above companies are much larger than our company, are more established, have more resources at their disposal, have a marketing presence and brand names that are far more readily known in the industry, than our company.

We are unaware of any current competitor that has a database such as our database with over 300 million companies from over 100 counties.  We believe it is this amount of company data and market insight that gives Trustfeed a competitive advantage. Furthermore, Trustfeed benefits from the low cost for updating and maintaining company data using in-house developed software. Almost everything is automated and therefor requires low manpower.

We also compete to attract and retain data providers and marketing agencies for whom we will distribute or license information, primarily based on the size and quality of our database, our ability to help these partners generate revenues from advertising, and the terms of our agreements with them.

Competitive Advantages

We are using advanced proprietary algorithms and AI to deliver the most trustworthy results.

Trustfeed has over 100 million entries in its database and adds companies daily.

Trustfeed management team has years of expertise in crawler tech and A.I. to filter results.

Our platform, and the fast expanding big-data ecosystem that underpins it, enables Trustfeed to offer SaaS-based applications and services that are unique to Trustfeed and provide high-value intelligence and capabilities to its customers.

Government Regulations

Our worldwide business activities are subject to various federal, state, local, and foreign laws and our products could be governed by a number of rules and regulations. The efforts and expenditures needed to comply with these laws, rules, and regulations do not presently have a material impact on our results of operations, capital expenditures, or competitive position. Nevertheless, compliance with existing or future government laws, including, but not limited to, our operations, products, global trade, business acquisitions, employee health and safety, and taxes could have a material adverse effect on our future results of operations, capital expenditures, or competitive position.

7

Employees

As of May 10, 2023, Trustfeed had approximately 6 employees - 1 full time (CEO/director) 5 part time. Our employees are not currently represented by a labor union or collective bargaining agreement. We believe that our relationship with our employees is good.

Smaller Reporting Company

The Company is a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. There are certain exemptions available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years. As long as we maintain our status as a “smaller reporting company”, these exemptions will continue to be available to us.

Corporate History and Capital Structure

We were incorporated in the State of Nevada on September 14, 2000 under the name of Telemax Communications. On July 24, 2003, through the Nevada Secretary of State, by Certificate of Amendment, the name was changed to HealthMed Services, Ltd. On September 2, 2022, the name was changed to Trustfeed Corp. Our address is 112 Capitol Trail, Suite A420, Newark DE 19711.

Trustfeed Corp. was incorporated in the State of Nevada on September 14, 2000 as Telemax Communications, Inc. On July 14, 2003, the Company changed its name to HealthMed Services, Ltd. The Company had no operations and in accordance with Accounting Standards Codification (ASC) Topic 915 was considered to be in the development stage.

On April 16, 2021, Fastbase, Inc., a Nevada corporation (“Fastbase”), and SCI Inc. entered into a Share Purchase Agreement with Mr. James Shipley, the owner 50,000,000 shares of Series A Convertible Preferred Stock in Trusteed Corp., for the purchase of 4,750,000 shares of Series A Convertible Preferred Stock for cash consideration of $108,200 USD. Mr. Shipley agreed to cancel 45,000,000 shares in the process. The transaction closed on April 21, 2021.

On the same date, Mr. Shipley, the Company’s then majority shareholder, officer and director, resigned as President, Secretary, Treasurer, and Director of the Company at which time Rasmus Refer, the CEO of Fastbase, Inc., was appointed to these positions.

On September 14, 2021, Trustfeed Corp. entered into a Contribution Agreement (the “Agreement”) with Fastbase for the acquisition of certain assets of Fastbase in exchange for shares of super voting preferred stock in the Company. The assets are associated with Fastbase’s review platform giving access to value information about products, which includes proprietary software to crawl, organize, verify, with A.I. rendering, algorithms to do data mining, and an A.I. rendering database of companies, websites, contacts and approximately 500,000 products descriptions. The Company paid for the assets contributed by issuing to Fastbase 45,000,000 shares of the Company’s Series A Convertible Preferred Stock.

As a result of these transactions, there has been a change in control of the Company and Fastbase has voting control over all aspects of the Company, including the election of directors, and other corporate actions of the Company that require shareholder approval.

On September 2, 2022, Trustfeed Corp. conducted a reverse split of one to two thousand in which each shareholder was issued one common share in exchange for every two thousand common shares of their currently issued common stock. On the market effective date of the reverse split, September 2, 2022, there were a total of 266,157 issued and outstanding shares of common stock, par value $0.001, of Trustfeed Corp. In addition to the reverse split, the company approved a name change to Trustfeed Corp.

On October 26, 2022, Fastbase, Inc. requested that the board of directors cancel and return to unissued capital stock, the remaining shares of its Series A Convertible Preferred Stock in Trustfeed Corp., such that we would hold 500,000 shares of Series A Convertible Preferred Stock after the transaction. On November 4, 2022, Trustfeed Corp. cancelled all outstanding shares of Series A Preferred Stock, save 500,000 shares of Series A Convertible Preferred Stock which are outstanding and held by Fastbase, Inc.

8

Also on November 4, 2022, Trustfeed reduced its authorized shares of common stock, par value $0.001 per share, from 1,000,000,000 shares to 295,000,000 shares. Trustfeed also reduced the authorized shares of preferred stock, par value $0.001 per share, from 75,000,000 shares to 500,000 shares. As of November 4, 2022, Trustfeed had authorized 295,000,000 shares of common stock and 500,000 shares of preferred stock, each with par value of $0.001 per share.

Also on November 4, 2022, Trustfeed amended and restated its Certificate of Designation for the Series A Preferred Stock to reduce the number of authorized shares of preferred stock designated and available from 50,000,000 shares to 500,000 shares, with the same conversion ratio of 20 shares of common stock for every share of Series A Preferred Stock.

Finally, on November 4, 2022, Trustfeed filed Certificates of Withdrawal in Nevada to withdraw the Certificates of Designation for Series B Preferred Stock and Series C Preferred Stock. Following the transaction, the only designated and outstanding shares of preferred stock are the Company’s Series A Preferred Stock.

Item 1A. Risk Factors

An investment in our securities involves a high degree of risk. In addition to the other information contained in this Registration Statement on Form 10, prospective investors should carefully consider the following risks before investing in our securities. If any of the following risks actually occur, as well as other risks not currently known to us or that we currently consider immaterial, our business, operating results and financial condition could be materially adversely affected. As a result, the trading price of our common stock could decline, and investors may lose all or part of their investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this Form 10. In assessing the risks below, you should also refer to the other information contained in this Form 10, including the financial statements and the related notes, before deciding to purchase any of our securities.

Risk Related to Covid 19

Our business and future operations may be adversely affected by epidemics and pandemics, such as the COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the world as a whole. For example, the outbreak of COVID-19, which originated in China, was declared by the World Health Organization to be a “pandemic,” and spread across the globe. A health epidemic or pandemic or other outbreak of communicable diseases, such as the COVID-19 pandemic, poses the risk that we, or our current and potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our users or other business partners. While it is not possible at this time to estimate the full impact that COVID-19 could have on our business, potential users, or other potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

 Risks Relating to Macro Conditions and Our Financial Condition

The Company’s Business Operations May Be Adversely Affected by Information Systems Interruptions or Intrusion.

The Company depends on various information technologies to administer, store, and support multiple business activities. If these systems are damaged, cease to function properly or are subject to cyber-security attacks, such as those involving unauthorized access, malicious software and/or other intrusions, the Company could experience production downtimes, operational delays, other detrimental impacts on operations or the ability to provide products and services to its customers, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of the Company’s systems or networks, financial losses from remedial actions, loss of business or potential liability, penalties, fines and/or damage to the Company’s reputation. While the Company attempts to mitigate these risks by employing a number of measures, including employee training, technical security controls and maintenance of backup and protective systems, the Company’s systems, networks, products, and services remain potentially vulnerable to known or unknown threats, any of which could have a material adverse effect on the Company and its financial condition or results of operations. Further, given the unpredictability, nature, and scope of cyber-security attacks, it is possible that potential vulnerabilities could go undetected for an extended period.

9

Changes to Geopolitical and Economic Conditions in the U.S. and Foreign Countries in Which the Company Operates Could Adversely Affect the Company.

The Company expects to engage in international operations. The Company’s international operations are subject in varying degrees to risks inherent in doing business outside the U.S. These risks include the following:

•	possibility of unfavorable circumstances arising from host country laws or regulations and the risks related to required compliance with local laws.
•	risks of economic instability, including due to inflation.
•	currency exchange rate fluctuations and restrictions on currency repatriation.
•	potential negative consequences from changes to taxation policies.
•	disruption of operations from labor and political disturbances.
•	withdrawal from or renegotiation of international trade agreements and other restrictions on the trade between the United States and other countries.
•	changes in tariff and trade barriers, including uncertainty caused by the evolving relations between the United States, United Kingdom, EU, the United Arab Emirates, and India; and
•	geopolitical events, including natural disasters, climate change, public health issues, political instability (such as war between Ukraine and Russia), terrorism, insurrection, or war.

Any of these events as well as related events not aforementioned, could have a materially adverse impact on the Company and its operations.

Uncertainty Related to Environmental Regulation and Industry Standards, as well as Physical Risks of Climate Change, Could Impact the Company’s Results of Operations and Financial Position.

Increased public awareness and concern regarding environmental risks, including global climate change, may result in more international, regional and/or federal requirements or industry standards to reduce or mitigate global warming and other environmental risks. New climate change laws and regulations could require the Company to change its manufacturing processes or obtain substitute materials that may cost more or be less available for its manufacturing operations. Various jurisdictions in which the Company does business have implemented, or in the future could implement or amend, restrictions on emissions of carbon dioxide or other greenhouse gases, limitations or restrictions on water use, the production of single use plastics, regulations on energy management and waste management and other climate change-based rules and regulations, which may increase the Company’s expenses and adversely affect its operating results. In addition, the physical risks of climate change may impact the availability and cost of materials, sources and supply of energy, product demand and manufacturing and could increase insurance and other operating costs. The expected future increased worldwide regulatory activity relating to climate change could expand the nature, scope, and complexity of matters that the Company is required to control, assess, and report. If environmental laws or regulations or industry standards are either changed or adopted and impose significant operational restrictions and compliance requirements upon the Company, its suppliers, its customers or its products, or the Company's operations are disrupted due to physical impacts of climate change on the Company, its customers or its suppliers, the Company's business, results of operations and financial condition could be adversely impacted.

Significant Movements in Foreign Currency Exchange Rates May Harm the Company’s Financial Results.

Any significant change in the value of the currencies of the countries in which the Company does business against the U.S. Dollar could affect the Company’s ability to sell its products and services competitively and control its cost structure, which could have a material adverse effect on results of operations.

We are dependent on financing for the continuation of our operations.

It can at times be difficult to predict our capital needs on a monthly, quarterly, or annual basis. Our future is dependent upon our ability to obtain profitable operations or financing. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. We do not have financing in place at this time for all future planned acquisitions. We may not have access to financing or on terms that are acceptable to us. Any lack of funds from operations or fundraisings for any shortage could be detrimental to our ability to continue operations and negatively impact us and our financial condition, results of operations and cash flow.

10

Risks Related to Legal, Accounting and Regulatory Matters

An Unfavorable Outcome of Any Pending Contingencies or Litigation Could Adversely Affect the Company.

The Company is currently not involved in pending legal proceedings arising in the ordinary course of business. Where it is reasonably possible to do so, the Company accrues estimates of the probable costs for the resolution of these matters. These estimates based upon an analysis of potential results and settlement strategies. It is possible, however, that future operating results for any particular quarter or annual period could be affected by changes in assumptions. For additional detail related to this risk, see Item 3, “Legal Proceedings”.

Failure by us to Maintain the Proprietary Nature of our Technology Could Have a Material Adverse Effect on our Business, Operating Results, Financial Condition, Stock Price, and on our Ability to Compete Effectively.

We principally rely upon trade secret and contract law to establish and protect our proprietary rights. There is a risk that claims allowed on any patent licenses or trademarks we hold may not be broad enough to protect our technology. In addition, patent licenses or trademarks may be challenged, invalidated or circumvented and we cannot be certain that the rights granted thereunder will provide competitive advantages to us. Moreover, any current or future issued or licensed patents, or trademarks, or currently existing or future developed trade secrets or know-how may not afford sufficient protection against competitors with similar technologies or processes, and the possibility exists that certain of our already issued patents or trademarks may infringe upon third party patents or trademarks or be designed around by others. In addition, there is a risk that others may independently develop proprietary technologies and processes, which are the same as, substantially equivalent, or superior to ours, or become available in the market at a lower price.

In addition, foreign laws treat the protection of proprietary rights differently from laws in the United States and may not protect our proprietary rights to the same extent as U.S. laws. The failure of foreign laws or judicial systems to adequately protect our proprietary rights or intellectual property, including intellectual property developed on our behalf by foreign contractors or subcontractors may have a material adverse effect on our business, operations, financial results, and stock price.

There is a risk that we have infringed or in the future will infringe patents or trademarks owned by others, that we will need to acquire licenses under patents or trademarks belonging to others for technology potentially useful or necessary to us, and that licenses will not be available to us on acceptable terms, if at all.

We may have to litigate to enforce our patents or trademarks or to determine the scope and validity of other parties’ proprietary rights. Litigation could be very costly and divert management’s attention. An adverse outcome in any litigation may have a severe negative effect on our financial results and stock price. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost and limitations on the scope or validity of our patents or trademarks.

We also rely on trade secrets and proprietary know-how, which we seek to protect by confidentiality agreements with our employees, consultants, service providers and third parties. There is a risk that these agreements may be breached, and that the remedies available to us may not be adequate. In addition, our trade secrets and proprietary know-how may otherwise become known to or be independently discovered by others.

Compliance with Changing Regulation of Corporate Governance and Public Disclosure May Result in Additional Expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

11

If we Fail to Comply with the Rules under the Sarbanes-Oxley Act Related to Accounting Controls and Procedures, or if Material Weaknesses or Other Deficiencies are Discovered in our Internal Accounting Procedures, our Stock Price Could Decline Significantly.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments. We are in the process of documenting and testing our internal control procedures, and we may identify material weaknesses in our internal control over financial reporting and other deficiencies. If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

Failure To Comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act or Other Applicable Anti-bribery Laws Could Have an Adverse Effect on the Company.

The U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business. Recent years have seen a substantial increase in anti-bribery law enforcement activity with more frequent and aggressive investigations and enforcement proceedings by both the Department of Justice and the SEC, increased enforcement activity by non-U.S. regulators and increases in criminal and civil proceedings brought against companies and individuals. The Company’s policies mandate compliance with all anti-bribery laws. However, the Company operates in certain countries that are recognized as having governmental and commercial corruption. The Company’s internal control policies and procedures may not always protect it from reckless or criminal acts committed by employees or third-party intermediaries. Violations of these anti-bribery laws may result in criminal or civil sanctions, which could have a material adverse effect on the Company and its financial condition and results of operations.

Changes in Tax laws or Exposure to Additional Income Tax Liabilities Could have a Material Impact on our Company, the Results of Operations, Financial Conditions and Cash Flows.

We are subject to income taxes, as well as non-income-based taxes in the jurisdictions in which we operate, as well as jurisdictions such as the United States, in which we intend to have operations. The tax laws in these could change on a prospective or retroactive basis, and any such changes could adversely affect us and our effective tax rate.

Taxation regulation in territories around the world can also change very quickly, which may mean that all the implications for businesses may not have been fully thought through by the regulating authorities before final guidelines and laws are issued. Furthermore, any changes made by tax authorities, together with other legislative changes, to the mandatory sharing of company information (financial and operational) with tax authorities on both a local and global basis, could lead to disagreements between jurisdictions with respect to the proper allocation of profits between such jurisdictions. We therefore continuously monitor changes to tax regulation and double tax treaties between the territories in which we operate. We also maintain a comprehensive transfer pricing policy to govern the flow of funds between various tax territories.

We are further subject to ongoing tax audits in the various jurisdictions in which we operate. We regularly assess the likely outcomes of these audits in order to determine the appropriateness of our tax provisions. However, there can be no assurance that we will accurately predict the outcomes of these audits, which could have a material impact on the business, financial condition, results of operations, and cash flows.

While we have recorded reserves for potential payments to various tax authorities related to uncertain tax positions, the calculation of such tax liabilities involves the application of complex tax regulations in many jurisdictions. Therefore, any dispute with a tax authority may result in payment that is significantly different from our estimates. If the payment proves to be less than the recorded reserves, the reversal of the liabilities would generally result in tax benefits being recognized in the period when we determine the liabilities to be no longer necessary. Conversely, if the payment proves to be more than the reserves, we could incur additional charges, and these could have a materially adverse effect on the business, financial condition, results of operations, and cash flows.

12

Laws and Regulations Governing International Business Operations Could Adversely Impact Our Company.

The US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), and the Bureau of Industry and Security at the US Department of Commerce (“BIS”) administer certain laws and regulations that restrict US persons and, in some instances, non-US persons, in conducting activities, transacting business with, or making investments in certain countries, governments, entities and individuals subject to US economic sanctions.

Our international operations subject us to these laws and regulations, which are complex, restrict business dealings with certain countries, governments, entities, and individuals, and are constantly changing. Further restrictions may be enacted, amended, enforced, or interpreted in a manner that materially impacts our operations. From time to time, certain subsidiaries have limited business dealings in countries subject to comprehensive sanctions.

Although we have not yet done so, we may sell products, and may provide related services, to distributors and other purchasing bodies in such countries. As stated, these business dealings represent no amounts currently to our consolidated revenues and income but if we engage in such selling efforts, it could expose us to a heightened risk of violating applicable sanctions regulations. Violations of these regulations are punishable by civil penalties, including fines, denial of export privileges, injunctions, asset seizures, debarment from government contracts and revocations or restrictions of licenses, as well as criminal fines and imprisonment.

We have established policies and procedures designed to assist with compliance with such laws and regulations. However, there can be no assurance that these will prevent us from violating these regulations in every transaction in which we may engage. As such a violation could adversely affect our reputation, business, financial condition, results of operations and cash flows.

General Risk Factors

The Company’s Success Depends on Its Executive Management and Other Key Personnel.

The Company’s future success depends to a significant degree on the skills, experience and efforts of its executive management and other key personnel and their ability to provide the Company with uninterrupted leadership and direction. The loss of the services of any of the executive officers or a failure to provide adequate succession plans for key personnel could have an adverse impact on the Company. The availability of highly qualified talent is limited and the competition for talent is robust. However, the Company provides long-term equity awards and certain other benefits for its executive officers which provides incentives for them to make a commitment to the Company. The Company’s future success will depend on its ability to have adequate succession plans in place and to attract, retain and develop qualified personnel. A failure to efficiently replace executive management members and other key personnel and to attract, retain and develop new qualified personnel could have an adverse effect on the Company’s operations and implementation of its strategic plan.

Challenges with Respect to Labor Availability Could Negatively Impact the Company’s Ability to Operate or Grow the Business.

The Company’s success depends in part on the ability of its businesses to proactively attract, motivate, and retain a qualified and highly skilled workforce in an intensely competitive labor market. A failure to attract, motivate and retain highly skilled personnel could adversely affect the Company’s operating results or its ability to operate or grow the business. Additionally, any labor stoppages or labor disruptions, including due to geopolitical unrest, unfavorable economic or industry conditions, catastrophic weather events, natural disasters or the occurrence of a contagious disease or illness could adversely affect the Company’s operating results or its ability to operate or grow the business.

13

Risks Related to our Management and Control Persons

Our largest shareholder, officer, director and related party, Rasmus Refer and his company Fastbase, Inc. have substantial control over us and our policies as a result of their holdings in common stock and Series A Preferred Stock, and will be able to influence all corporate matters, which might not be in other shareholders’ interests.

Rasmus Refer, our Chief Executive Officer (Principal Executive Officer & Chairman of the Board of Directors) with his company, Fastbase, Inc. owns roughly 83% of the outstanding shares of common stock and owns all of the outstanding shares of Series A Preferred Stock.

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Each share of Series A Preferred Stock is entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of 20 votes, including the election of directors. The total voting power outstanding in the company is 118,517,979 votes, including 108,517,979 shares outstanding with one vote per share or 108,517,979 votes, and 500,000 shares of Series A Preferred Stock with 20 votes per share or 10,000,000 votes. Fastbase thus has power over 100,000,000 of the 118,517,979 total votes, or approximately 84% of the total votes.

By virtue of his ownership of common stock and preferred stock, Mr. Refer is therefore able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Refer’s interests may not necessarily be in the best interests of the shareholders in general.

We are dependent on the continued services of our Director and Chairman and if we fail to keep them or fail to attract and retain qualified senior executives and key technical personnel, our business may not be able to expand.

We are dependent on the continued availability of sole officer and director, Rasmus Refer, and the availability of new executives to implement our business plans. The market for skilled employees is highly competitive, especially for employees in our industry. Although we expect that our planned compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance, but the company is currently investigating and plans to obtain one. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Our Officer and Key Personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is lengthy, costly, and disruptive.

If we lose the services of our officers and key personnel and fail to replace them if they depart, we could experience a negative effect on our financial results and stock price. The loss and our failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Our officer and director is located outside of the U.S., so it will be difficult to effect service of process and enforcement of legal judgments upon our officer and director.

Our officer and director Rasmus Refer is located outside of the United States and resides in Denmark.  As a result, it may be difficult to effect service of process within the United States and enforce judgments of the US courts obtained against our executive officer and director.  Particularly, our shareholders may not be able to:

▪	Effect service of process in the U.S. on our officer and director;

▪	Enforce judgments obtained in U.S. courts against our officer and director based upon the civil liability provisions of the U.S. federal securities laws;

▪	Enforce, in a court outside of the U.S., judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws; and

▪	Bring an original action in a court in Denmark to enforce liabilities against any of our officer and director based upon the U.S. federal securities laws.

14

Risks Relating to our Common Stock

We may conduct offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

We may be required to conduct equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If our common stock shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders but with the aim to increase overall value for all shareholders. We anticipate continuing to rely on equity sales of our common stock shares in order to fund our business operations. If we issue additional common stock shares or securities convertible into shares of our common stock, your percentage interest in us could become diluted.

Our common stock price may be volatile and could fluctuate, which could result in substantial losses for investors.

Our common stock is quoted on the OTC Pink Market under the symbol, “TRFE.” The market price of our common stock is likely to be volatile and could fluctuate in price in response to various factors, many of which are beyond our control, including:

▪	government regulation of our Company and operations.
▪	the establishment of partnerships.
▪	intellectual property disputes.
▪	additions or departures of key personnel.
▪	sales of our common stock.
▪	our ability to integrate operations, technology, products and services.
▪	our ability to execute our business plan.
▪	operating results below expectations.
▪	loss of any strategic relationship.
▪	industry developments.
▪	economic and other external factors; and
▪	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could cause our stock price to fall.

If our existing stockholders, sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after the contractual and securities law restrictions on resale of such common stock lapse, or after those shares become registered for resale pursuant to an effective registration statement, the trading price of our common stock could decline. As of May 10, 2023, a total of 108,517,979 shares of our common stock were outstanding. Of those shares, only 245,145 are currently without restriction, in the public market. Upon the effectiveness of any registration statement, we could elect to file with respect to any outstanding shares of common stock, any sales of those shares or any perception in the market that such sales may occur could cause the trading price of our common stock to decline.

We have never declared or paid any cash dividends or distributions on our capital stock.

We have never declared or paid any cash dividends or distributions on our capital stock. While we may not anticipate paying a dividend in the short-term and we currently intend to retain short-term earnings for growth, we may do so in the medium to long-term future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

15

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be timely made and set at expected performance levels and could affect the price of our shares.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares. The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks, and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person, and
•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Risks Relating to Our Company and Industry

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in our industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

16

In the event that we are unable to successfully compete in our industry, we may not see lower profit margins

We face substantial competition in our industry. Due to our smaller size, it can be assumed that some of our competitors have greater financial, technical, and other competitive resources. Accordingly, these competitors may have already begun to establish superior technologies in our industry. We will attempt to compete against these competitors by developing technology that exceed what is offered by our competitors. However, we cannot assure you that our technology will outperform competing technology, or that our competitors will not develop new products or services that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;

▪	Price reductions and lower profit margins.

Any one of these results could adversely affect our business, financial condition, and results of operations.

In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition, and results of operations.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our services and platform. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

We may fail to successfully integrate acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all service categories and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary services. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

▪	difficulties integrating personnel from acquired entities and other corporate cultures into our business; difficulties integrating information systems;

▪	the potential loss of key employees of acquired companies;

▪	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or the diversion of management attention from existing operations.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our Company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers, and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers, and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers, and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

17

Item 2. Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Form 10. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Cautionary Note Regarding Forward-Looking Statements” at the beginning of this Form 10.

Results of Operations for the Years Ended December 31, 2022 and 2021

Revenues

We earned revenues of $34,526 for the year ended December 31, 2022, as compared with $0 for the year ended December 31, 2021. Our revenues for 2022 consisted of data sales.

We did not have any cost of goods sold for either the year ended December 31, 2022 or 2021.

We expect our revenues to increase in future quarters as we implement our business plan.

Operating Expenses

We incurred $215,979 on account of operating expenses for the year ended December 31, 2022, as compared with $35,646 in expenses for the year ended December 31, 2021.

We expect our operating expenses will increase in future quarters as a result of the costs associated with reporting with the Securities and Exchange Commission, as well as the increased operating activity under our business model.

Other Income/Expenses

We had other income of $329 for the year ended December 31, 2022, as a result mainly of foreign currency exchanges, compared with $132,750 in other expenses for the year ended December 31, 2021.Our other expenses for the year 2021 were related to a loan on an asset purchase agreement.

Net Loss

We recorded a net loss of $181,124 for the year ended December 31, 2022, compared to a net loss of $168,396 for the year ended December 31, 2021.

Results of Operations for the Three Months Ended March 31, 2023 and 2022

Revenues

We earned no revenues for either the three months ended March 31, 2023 or 2022.

We did not have any cost of goods sold for either the three months ended March 31, 2023 or 2022.

We expect our revenues to increase in future quarters as we implement our business plan.

18

Operating Expenses

We incurred $89,806 on account of operating expenses for the three months ended March 31, 2023, as compared with $2,250 in expenses for the three months ended March 31, 2022.

We expect our operating expenses will increase in future quarters as a result of the costs associated with reporting with the Securities and Exchange Commission, as well as the increased operating activity under our business model.

Net Loss

We recorded a net loss of $89,806 for the three months ended March 31,2023, compared to a net loss of $2,250 for the three months ended March 31, 2022.

Liquidity and Capital Resources

Our financing objective is to maintain financial flexibility to meet the material, equipment and personnel needs to support our project commitments, and pursue our expansion and diversification objectives.

As of December 31, 2022, we had total current assets of $261,484 and total current liabilities of $74,715. We had working capital of $186,769 as of December 31, 2022.

Net cash used by operating activities was $40,934 for the year ended December 31, 2022, as compared with $32,694 cash used for the year ended December 31, 2021. Our negative operating cash flow for both periods was our net losses, as adjusted to reconcile net loss to net cash provided by operating activities.

Financing activities provided $266,553 in cash for the year ended December 31, 2022, as compared with $32,694 for the year ended December 31, 2021. Our positive financing cash flow for 2022 mainly consisted of proceeds from the sale of our common stock whereas in 2021 it consisted entirely of related party loans.

 As of March 31, 2023, we had total current assets of $222,390 and total current liabilities of $15,325. We had working capital of $207,155 as of March 31, 2023.

Net cash used by operating activities was $73,026 for the three months ended March 31, 2023, as compared with $7,250 cash used for the three months ended March 31, 2022. Our negative operating cash flow for Q1 2023 was our net losses, as adjusted to reconcile net loss to net cash provided by operating activities, whereas our negative operating cash flow for Q1 2022 is a result of change in operating activities and our net loss for the quarter.

Financing activities provided $45,742 in cash for the three months ended March 31, 2023, as compared with $7,250 for the three months ended March 31, 2022. Our positive financing cash flow for Q1 2023 mainly consisted of proceeds from the sale of our common stock offset by repayments to related party debty, whereas in Q1 2022 it consisted entirely of related party loans.

19

Going Concern

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the consolidated financial statements are issued and determined that substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. The Company has not generated any revenues to provide sufficient cash flows to enable the Company to finance its operations internally. As of December 31, 2022, the Company had $225,619 cash on hand. At December 31, 2022 the Company has an accumulated deficit of $681,833. For the year ended December 31, 2022, the Company had a net loss of $181,124, and cash used in operations of $214,929. As of March 31, 2023, the Company had $198,335 cash on hand. At March 31, 2023, the Company has an accumulated deficit of $1,071,639. For the three months ended March 31, 2023, the Company had a net loss of $89,806, and cash used in operations of $73,026. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date of filing.

Over the next twelve months management plans to raise additional capital and to invest its working capital resources in sales and marketing in order to increase the distribution and demand for its products. However, there is no guarantee the Company will generate sufficient revenues or raise capital to continue operations. If the Company fails to generate sufficient revenue and obtain additional capital to continue at its expected level of operations, the Company may be forced to scale back or discontinue its sales and marketing efforts. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Item 3. Properties

Our principal executive offices are located at: 140 Broadway, 46th Floor New York, NY 10005. We pay $200 USD per month for this lease.

We also own a property used as office space located in Denmark at Vaerkstedvej 36, Valby, 2500 Denmark. We purchased the property on June 1, 2021 for 2,900,000 Danish Krone, roughly $412,960 USD. We believe that our properties are ade- quate for our current needs, but growth may require larger facilities due to anticipated addition of personnel. We do not have any policies regarding investments in real estate, securities or other forms of property.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of the outstanding shares of voting stock of the Company.

The amounts and percentages of our common stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our common stock. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Trustfeed Corp., 140 Broadway, 46th Floor New York, NY 10005.

20

        Applicable percentage ownership is based on 108,517,979 shares of Common Stock outstanding as of May 10, 2023. In addition, as of May 10, 2023, there were 500,000 shares of Series A Preferred Stock outstanding.

Name and Address of Beneficial Owner	Common Stock Owned Beneficially	Percent of Class	Series A Preferred Stock(1) Owned Beneficially	Percent of Class
Named Executive Officers and Directors
Rasmus Refer	90,000,000(2)	83%	500,000(2)	100%
All Executive Officers and Directors as a group (1 person)	90,000,000	83%	500,000	100%
5% or greater shareholders		-
NONE

(1)	The Series A Preferred Stock votes together with the Common Stock on an as-converted basis times Twenty (20). Thus, the 500,000 shares have the power to vote 10,000,000 shares.
(2)	All shares are held in Fastbase, Inc., in which Mr. Refer has voting and disposition control. The total voting power outstanding is 118,517,979 votes, including 108,517,979 shares outstanding with one vote per share or 108,517,979 votes, and 500,000 shares of Series A Preferred Stock with 20 votes per share or 10,000,000 votes. Fastbase thus has the power over 100,000,000 of the 118,517,979 total votes, or approximately 84% of the total votes.

Item 5. Directors and Executive Officers.

The following information sets forth the name, age, and position of our sole officer and director.

Name	Age	Date Appointed and Offices Held
Rasmus Refer	53	Appointed on April 27, 2021 Chief Executive Officer (Principal Executive Officer & Chairman of the Board of Directors) and member of the Board of Directors

Set forth below is a brief description of the background and business experience our sole officer and director.

Rasmus Refer

Mr. Refer joined the company as Chief Executive Officer on April 27, 2021 Mr. Refers’ main area of expertise is the computer and information technology field and he has spent this time focusing on developing Software as a Service (SaaS) for various companies, making it possible for him to establish one of the most comprehensive global business databases. He has spent the past 20 years as CEO, with focus of developing high-tech IT-technology systems. Prior to this focus was on running publishing companies. From 2012 to 2021, Mr. Refer was CEO and founder of Wikisoft Corp. (now named Quality Industrial Corp.) and Fastbase, Inc. both Nevada corporations. He remains CEO and director of Fastbase, Inc.

Aside from that provided above, Mr. Rasmus does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Rasmus is qualified to serve on our Board of Directors because of his leadership and experience in search engine technology.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

21

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K.

Committees

We do not have a separately designated standing audit committee. The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of that would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

For the fiscal year ending December 31, 2022, and 2021, the board of directors:

Reviewed and discussed the audited financial statements with management and reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the board of directors’ review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended December 31, 2022, and 2021, to be included in this Registration Statement on Form 10 filed with the Securities and Exchange Commission.

Code of Ethics

We have adopted a Code of Ethics which applies to our executive officers, directors and employees, a copy of our code of ethics is filed as Exhibit 14.1 to this Form 10.

Item 6. Executive Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive officers paid by us during the years ended December 31, 2022, and 2021.

2022 & 2021 Summary Compensation Table

	Year	Salary $	Bonus $	Stock Awards $	Option Awards $	Non Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Totals $
Rasmus Refer	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—

22

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We do not have an employment agreement with Mr. Rasmus. We expect to enter into employment agreements once we have the financial wherewithal to do so.

Outstanding Equity Awards at Fiscal Year-End

Other than as discussed above, no executive officer received any equity awards, or holds exercisable or un-exercisable options, as of the years ended December 31, 2022, and 2021.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive officer other than described in the individual contracts.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors determines executive compensation.

Compensation of Directors

The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications.

Item 7. Certain Relationships and Related Transactions, and Director Independence

Other than described below or the transactions described under the heading “Executive Compensation,” there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On September 14, 2021, the Company issued 45,000,000 shares of Series A Preferred Stock to Fastbase, Inc. in exchange for the contribution of assets under a Contribution Agreement.

During the year ended December 31, 2022, the Company borrowed $32,310 from Fastbase, Inc. for payment of operating expenses. The advances have 0% interest and are due upon demand. As of December 31, 2022, and 2021, the Company had amounts due to related party of $69,703 and $32,694 respectively.

Item 8. Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

23

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

Market Information.

Our common stock is qualified for quotation on the OTC Markets- OTC Pink under the symbol “TRFE” and has been quoted on the OTC Pink for over 10 years. There is currently only a limited trading market in our shares and we believe that to be the case for approximately the last 10 years. There can be no assurance that there will be an active trading market for our securities following the effective date of this registration statement under the Exchange Act. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Holders

As of May 10, 2023, we had 196 shareholders of record of common stock per transfer agent’s shareholder list with others in street name.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying any dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the growth of the Registrant’s business.

The Company has not declared any cash dividends since inception and does not anticipate paying any cash dividends in the foreseeable future. The payment of cash dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company’s ability to pay cash, or other, dividends on its Common Stock other than those generally imposed by applicable state law.

Equity Compensation Plan Information

The Company does not currently have an equity compensation plan in place other than equity compensation described in the individual employee contracts.

Common and Preferred Stock

Our authorized capital stock consists of 295,000,000 shares of common stock and 500,000 shares of preferred stock, par value $0.001 per share. As of May 10, 2023, there were 108,517,979 shares of our common stock issued and outstanding and 500,000 shares of our Series A Preferred Stock issued and outstanding.

Options and Warrants

        None.

Debt Securities

        None.

Transfer Agent

The Company’s transfer agent is Pacific Stock Transfer Co., 800-785-7782, info@pacificstocktransfer.com located at 6725 Via Austi Parkway Las Vegas, NV 89119.

Equity Compensation Plans

We have no equity compensation plans other than equity compensation described in the individual employee contracts.

.

24

Item 10. Recent Sales of Unregistered Securities

The following information represents securities sold by the Company since the December 31, 2020, which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

The Company had 108,517,979 and 107,582,614 issued and outstanding shares of common stock as of March 31, 2023and December 31, 2022, respectively

On April 21, 2021, Mr. James Shipley cancelled 45,000,000 shares of Series A Preferred Stock and returned the same to treasury.

On September 14, 2021, the Company issued 45,000,000 shares of Series A Preferred Stock in exchange for the contribution of assets under a Contribution Agreement.

On September 2, 2022, FINRA provided a market effective date for a 1-for-2,000 reverse stock split of the Company’s common stock. The Company’s equity transactions have been retroactively restated to reflect the effect of the stock split. The Company had 107,592,614 and 313,657 issued and outstanding shares of common stock as of December 31, 2022 and December 31, 2021, respectively.

As of December 31, 2022 and December 31, 2021, 500,000 and 5,000,000 shares of Series A Preferred stock issued and outstanding.

The Company has also designated 7,500,000 Series B Preferred shares, and 15,000,000 Series C Preferred shares. No shares of Series B Preferred stock or Series C Preferred Stock are issued and outstanding.

During the year ended December 31, 2022, a shareholder returned and the Company cancelled 47,500 shares of common stock (post-split).

During the year ended December 31, 2022 the Company issued 1,315,000 shares of common stock for cash proceeds of $192,500 as well as third party common stock valued at $162,000 which was transferred to a consultant and recorded as consultant compensation. Additionally, the Company agreed to issue 271,896 shares of common stock for cash proceeds of $37,044. As of December 31, 2022 the shares had not been issued and were recorded as stock payable.

During the year ended December 31, 2022 shareholders of the Company’s Series A Preferred Stock elected to convert 5,300,000 shares of Series A Preferred Stock into 106,000,000 shares of the Company’s common stock.

During the three months ended March 31, 2023 the Company issued 935,365 shares of common stock for cash proceeds of $140,331, of which $37,044 has been received in a prior period. Additionally the Company agreed to issue 46,900 shares of common stock for cash proceeds of $6,905. As of March 31, 2023 the shares had not been issued and were recorded as stock payable.

The sales and issuances of the securities described below were made pursuant to the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act. For non US investors, we relied on Regulation S. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.

Item 11. Description of Registrant’s Securities to be Registered

General

Our authorized capital stock consists of 295,000,000 shares of common stock and 500,000 shares of preferred stock, par value $0.001 per share. As of May 10, 2023, there were 108,517,979 shares of our common stock issued and outstanding and 500,000 shares of our Series A Preferred Stock issued and outstanding

25

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available, therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations, and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter, or title;

(2)	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(5)	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)	Any other relative rights, preferences, and limitations of that series.

26

Series A Preferred Stock

On November 4, 2022, we amended and restated our Certificate of Designation for the Series A Preferred Stock to reduce the number of authorized shares of preferred stock designated and available from 50,000,000 shares to 500,000 shares. Each share of Series A Preferred Stock is convertible, at any time, at the option of the holder into common stock at a rate of 30% of the market price of the stock based on a 10 day average trading price of the common stock. In addition, the holders of the Series A Preferred have voting rights equal to 20 votes for each share held.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Certain Anti-Takeover Provisions

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Item 12. Indemnification of Directors and Officers

Under our bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

27

Without limiting the application of the foregoing, our board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause us to purchase and maintain insurance on behalf of any person who is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was our director or officer or any of our affiliated enterprises.

Item 13. Financial Statements and Supplementary Data

The Company’s audited financial statements for the fiscal years ended December 31, 2022, and December 31, 2021, are included herein and were audited by Gries & Associates, LLC.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(a) Financial Statements.

28

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm;
F-2	Consolidated Balance Sheets as of December 31, 2022, and 2021;
F-3	Consolidated Statements of Operations for the years ended December 31, 2022, and 2021;
F-4	Consolidated Statement of Stockholders’ Equity as of December 31, 2022, and 2021;
F-5	Consolidated Statements of Cash Flows for the years ended December 31, 2022, and 2021; and
F-6	Notes to Consolidated Financial Statements.

Unaudited Financial Statements:
F-9	Consolidated Balance Sheets as of March 31, 2023, and 2022;
F-10	Consolidated Statements of Operations for the three months ended March 31, 2023 and 2022;
F-11	Consolidated Statement of Stockholders’ Equity as of March 31, 2023 and 2022;
F-12	Consolidated Statements of Cash Flows for the three months ended March 31, 2023 and 2022; and
F-13	Notes to Consolidated Financial Statements.

29

Gries & Associates, LLC Certified Public Accountants 501 S. Cherry Street Ste 1100 Denver, Colorado 80246

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Trustfeed Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Trustfeed Corp. (the Company) as of December 31, 2022 and 2021, respectively and the related statement of operations, stockholders’ deficit and cash flows for the period then ended and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the period then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the

U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion

.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company has incurred losses since inception of $681,833. For the year ended December 31, 2022, the Company had a net loss of $181,124 and used cash in operations of $214,929. These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matters-Risks and Uncertainties

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

/s/ Gries & Associates, LLC
We have served as the Company’s auditor since 2022.
Denver, Colorado March 28, 2023 PCAOB# 6778

blaze@griesandassociates.com
501 S. Cherry Street Suite 1100, Denver, Colorado 80246
(O)720-464-2875 (M)773-255-5631 (F)720-222-5846

F-1

TRUSTFEED CORP.

(formerly HEALTHMED SERVICES, LTD.)

BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash	225,619	—
Accounts receivable	30,000	—
Prepaid expenses	5,865	—
Total current assets	261,484	—

Total assets	$261,484	$—

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	5,012	2,952
Due to related party	69,703	32,694
Total current liabilities	74,715	35,646

Total liabilities	74,715	35,646

Stockholders' deficit
Preferred stock, par value $.001; 75,000,000 shares authorized; 44,700,000 and 50,000,000 issued and outstanding as of December 31, 2022 and 2021, respectively.	44,700	50,000
Common stock; $0.0001 par value; ,1,000,000,000 shares authorized;107,582,614 and 313,657 shares issued and outstanding as of December 31, 2022 and 2021, respectively.	107,582	314
Additional paid-in capital	979,276	714,749
Stock payable	37,044	—
Accumulated deficit	(981,833)	(800,709)
Total stockholders' deficit	186,769	(35,646)

Total liabilities and stockholders' deficit	$261,484	$—

The accompanying notes are an integral part of these audited financial statements

F-2

TRUSTFEED CORP.

(formerly HEALTHMED SERVICES, LTD.)

STATEMENTS OF OPERATIONS

	For the years ended
	December 31, 2022	December 31, 2021

Revenue	34,526	—

Cost of Good Sold	—	—

Gross Profit	34,526	—

Operating expenses
General and administrative	215,979	35,646
Total operating expenses	215,979	35,646

Loss from operations	(181,453)	(35,646)

Other income (expenses)
Foreign currency gain	191	—
Interest income	138	—
Loss on asset purchase agreement	—	(132,750)
Total other income (expenses)	329	(132,750)

Net loss	$(181,124)	$(168,396)

Net loss per common share: basic and diluted	$(0.00)	$(0.00)
Basic weighted average common
shares outstanding	452,543,027	627,313,003

The accompanying notes are an integral part of these audited financial statements

F-3

TRUSTFEED CORP.

(formerly HEALTHMED SERVICES, LTD.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Stock Payable	Accumulated Deficit	Total Stockholders' Deficit
Balance, December 31, 2020	50,000,000	50,000	313,577	314	626,999	—	(677,313)	—
Return and cancellation of preferred stock	(45,000,000)	(45,000)	—	—	—	—	45,000.00	—
Issuance of Preferred shares for asset purchase	45,000,000	45,000	—	—	87,750.00	—	—	132,750.00
Net loss	—	—	—	—	—	—	(168,396)	(168,396.00)
Balance, December 31, 2021	50,000,000	50,000	313,577	314	714,749	—	(800,709)	(35,646)
Return and cancellation of common stock	—	—	(47,500)	(47)	47	—	—	—
Common stock issued for cash	—	—	682,128	682	191,818	37,044	—	229,544
Common stock issued for shares in Fastbase Inc and Quality International Corp	—	—	632,872	633	173,362	—	—	173,995
Conversion of preferred shares into common stock	(5,300,000)	(5,300)	106,000,000	106,000	(100,700)	—	—	—
Shares issued for rounding	—	—	216	—	—	—	—	—
Net loss	—	—	—	—	—	—	(181,124)	(181,124)
Balance, December 31, 2022	44,700,000	44,700	107,581,293	107,582	979,276	37,044	(981,833)	186,769

The accompanying notes are an integral part of these audited financial statements

F-4

TRUSTFEED CORP.

(formerly HEALTHMED SERVICES, LTD.)

STATEMENTS OF CASH FLOWS

	For years ended
	December 31, 2022	December 31, 2021
Cash Flows from Operating Activities
Net Income	$(181,124)	$(168,396)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on asset purchase	—	132,750
Shares in Fastbase Inc and Quality International Inc paid to consultant	173,995	—
Changes in assets and liabilities
Accounts receivable	(30,000)	—
Prepaid expenses	(5,865)	—
Accounts payable	2,060	2,952
Net cash used in operating activities	(40,934)	(32,694)

Cash Flows from Financing Activities
Proceeds from the issuance of common stock	229,544	—
Proceeds from related party debt	37,009	32,694
Net cash from financing activities	266,553	32,694

Net increase (decrease) in cash	225,619	—

Cash, beginning of period	—	—

Cash, end of period	$225,619	$—

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

Non-Cash investing and financing transactions
Common stock issued for shares in Fastbase Inc and Quality International Corp	$173,995	$—
Shares in Fastbase Inc and Quality International Inc paid to consultant	$(173,995)	$—
Return and cancellation of preferred shares	$—	$45,000
Return and cancellation of common stock	$95,000	$—

The accompanying notes are an integral part of these audited financial statements

F-5

TRUSTFEED CORP.

(formerly HEALTHMED SERVICES, LTD)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 1 – NATURE AND DESCRIPTION OF BUSINESS

HealthMed Services, Ltd. the (“the Company”) was incorporated in the State of Nevada on September 14, 2000 as Telemax Communications, Inc. On July 14, 2003, the Company changed its name to HealthMed Services, Ltd. The Company has no operations and in accordance with Accounting Standards Codification (ASC) Topic 915 is considered to be in the development stage.

On April 16, 2021, A board member agreed to sell, assign, and transfer 4,850,000 shares of Company’s Series A Preferred Stock and deliver to the Company for cancellation and return to treasury 45,000,000 shares of Company Series A Preferred Stock.

On April 27, 2021, James Shipley resigned as President, Secretary, Treasurer, and Director of the Company at which time Rasmus Refer was appointed to these positions.

On September 23, 2022 the Company changed its name to Trustfeed Corp. and its ticker to TRFE.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the OTC Markets alternative reporting standard for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however, that all material adjustments (consisting of normal and recurring adjustments)have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value. The Company did not have any cash equivalents as of December 31, 2022 and 2021.

Stock-based compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

F-6

TRUSTFEED CORP.

(formerly HEALTHMED SERVICES, LTD)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Revenue recognition

We recognize revenue in accordance with generally accepted accounting principles as outlined in the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue From Contracts with Customers, which requires that five basic criteria be met before revenue can be recognized: (i) identify the contract with the customer; (ii) identity the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price; and (v) recognize revenue when or as the entity satisfied a performance obligation.

Customized data packages

The Company generates revenue from customized data packages which is a Leads Ordering system for the purpose of generating lists of sales leads. Users pay for these lists of leads by ordering one or more leads based on their filters and pay per list. Under these agreements, the data is provided to the customer on either a one time or agreed upon schedule. Revenue is recognized upon completion and delivery of the data by the Company.

Fair value of financial instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of September 30, 2022 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable to related parties approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at December 31, 2022 and 2021.

F-7

TRUSTFEED CORP.

(formerly HEALTHMED SERVICES, LTD)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Financial assets and liabilities measured at fair value on a recurring basis are summarized below as of December 31, 2022:

	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Financial Instruments	$—	$—	$—	$—

Financial assets and liabilities measured at fair value on a recurring basis are summarized below as of December 31, 2021:

	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Financial Instruments	$—	$—	$—	$—

Recent accounting pronouncements

Company management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the consolidated financial statements are issued and determined that substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. The Company has not generated any revenues to provide sufficient cash flows to enable the Company to finance its operations internally. As of December 31, 2022, the Company had $225,619 cash on hand. At December 31, 2022 the Company has an accumulated deficit of $981,833. For the year ended December 31, 2022, the Company had a net loss of $181,124, and cash used in operations of $214,929. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date of filing.

Over the next twelve months management plans to raise additional capital and to invest its working capital resources in sales and marketing in order to increase the distribution and demand for its products. However, there is no guarantee the Company will generate sufficient revenues or raise capital to continue operations. If the Company fails to generate sufficient revenue and obtain additional capital to continue at its expected level of operations, the Company may be forced to scale back or discontinue its sales and marketing efforts. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2022, the Company borrowed $32,310 from a shareholder for payment of operating expenses. The advances have 0% interest and are due upon demand. As of December 31, 2022, and 2021, the Company had amounts due to related party of $69,703 and $32,694 respectively.

F-8

TRUSTFEED CORP.

(formerly HEALTHMED SERVICES, LTD)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 5 – INCOME TAXES

For the years ended December 31, 2022 and 2021, the cumulative net operating loss carry-forward from continuing operations is approximately $981,833 and $800,709, respectively, and will expire beginning in the year 2031.

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows as of December 31, 2022 and 2021:

	2022	2021
Deferred tax asset attributable to:
Net operating loss carryover	$206,185	168,149
Valuation allowance	$(206,185)	$(168,149)
Net deferred tax asset	$—	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately

$981,833 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

Due to the enactment of the Tax Reform Act of 2017, the corporate tax rate for those tax years beginning with 2018 has been reduced to 21%.

NOTE 6 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 1,000,0000,000 authorized shares of common stock with a par value of $0.001. On June 3, 2022, the Board authorized the execution of a reverse split of the issued and outstanding shares of the Corporation’s common stock at a ratio of up to one post-split share per two thousand pre-split shares (1:2,000) at a time and exact ratio amount the Board of Directors deems appropriate. On September 2, 2022, FINRA provided a market effective date for a 1-for-2,000 reverse stock split of the Company’s common stock that was approved by the Company’s Board of Directors and shareholders. The Company’s equity transactions have been retroactively restated to reflect the effect of the stock split. The Company had 107,592,614 and 313,657 issued and outstanding shares of common stock as of December 31, 2022, and December 31, 2021, respectively.

The Company also has 75,000,000 authorized shares of preferred stock with a par value of $0.001 of which the Company has designated 50,000,000 shares as Series A Preferred Stock. Each share of Series A Preferred Stock is convertible, at any time, at the option of the holder at a rate of 30% of the market price of the stock based on a 10 day average trading price of the common stock. In addition, the holders of the Series A Preferred have voting rights equal to 20 votes for each Preferred share held. As of December 31, 2022 and December 31, 2021, 500,000 and 5,000,000 shares of Series A Preferred stock issued and outstanding, respectively.

The Company has also designated 7,500,000 Series B Preferred shares, and 15,000,000 Series C Preferred shares. No shares of Series B Preferred stock or Series C Preferred Stock are issued and outstanding.

During the year ended December 31, 2022, a shareholder returned and the Company cancelled 47,500 shares of common stock (post-split).

During the year ended December 31, 2022, the Company issued 1,315,000 shares of common stock for cash proceeds of $192,500 as well as third party common stock valued at $162,000 which was transferred to a consultant and recorded as consultant compensation. Additionally, the Company agreed to issue 271,896 shares of common stock for cash proceeds of $37,044. As of December 31, 2022, the shares had not been issued and were recorded as stock payable.

During the year ended December 31, 2022, shareholders of the Company’s Series A Preferred Stock elected to convert 5,300,000 shares of Series A Preferred Stock into 106,000,000 shares of the Company’s common stock.

NOTE 7 – SUBSEQUENT EVENTS

Subsequent to December 31, 2022, the Company issued 403,630 shares of common stock for cash proceeds of $48,287. Additionally, the Company issued 281,735 shares of common stock for cash proceeds of $37,044 received in a prior period.

F-9

TRUSTFEED CORP.

(formerly HEALTHMED SERVICES, LTD.)

BALANCE SHEET

	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash	198,335	225,619
Accounts receivable	20,000	30,000
Prepaid expenses	4,055	5,865
Total current assets	222,390	261,484
Total assets	$222,390	$261,484
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	9,982	5,012
Due to related party	5,253	69,703
Total current liabilities	15,235	74,715
Total liabilities	15,235	74,715
Stockholders' deficit
Preferred stock, par value $.001; 75,000,000 shares authorized;
44,700,000 and 44,700,000 issued and outstanding as of
March 31, 2023 and December 31, 2022, respectively.	44,700	44,700
Common stock; $0.0001 par value; ,1,000,000,000 shares authorized;
108,517,979 and 107,582,614 shares issued and outstanding as of
March 31, 2023 and December 31, 2022, respectively.	108,518	107,582
Additional paid-in capital	1,118,671	979,276
Stock payable	6,905	37,044
Accumulated deficit	(1,071,639)	(981,833)
Total stockholders' deficit	207,155	186,769
Total liabilities and stockholders' deficit	$222,390	$261,484

The accompanying notes are an integral part of these unaudited financial statements

F-10

TRUSTFEED CORP.

(formerly HEALTHMED SERVICES, LTD.)

STATEMENTS OF OPERATIONS

	For the three months ended
	March 31, 2023	March 31, 2022

Revenue	—	—

Cost of Good Sold	—	—

Gross Profit	—	—

Operating expenses
General and administrative	89,806	2,250
Total operating expenses	89,806	2,250

Loss from operations	(89,806)	(2,250)

Other income (expenses)
Total other income (expenses)	—	—

Net loss	$(89,806)	$(2,250)

Net loss per common share: basic and diluted	$(0.00)	$(0.00)

Basic weighted average commonshares outstanding	107,779,745	627,313,003

The accompanying notes are an integral part of these unaudited financial statements

F-11

TRUSTFEED CORP.

(formerly HEALTHMED SERVICES, LTD.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Stock Payable	Accumulated Deficit	Total Stockholders' Deficit
Balance, December 31, 2022	44,700,000	44,700	107,582,614	107,582	979,276	37,044	(981,833)	186,769
Common stock issued for cash	—	—	935,365	936	139,395	(30,139)	—	110,192
Net loss	—	—	—	—	—	—	(89,806)	(89,806)
Balance, March 31, 2023	44,700,000	44,700	108,517,979	108,518	1,118,671	6,905	(1,071,639)	207,155

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Stock Payable	Accumulated Deficit	Total Stockholders' Deficit
Balance, December 31, 2021	50,000,000	50,000	313,577	314	714,749	—	(800,709)	(35,646)
Net loss	—	—	—	—	—	—	(2,250)	(2,250)
Balance, March 31, 2022	50,000,000	50,000	313,577	314	714,749	—	(802,959)	(37,896)

The accompanying notes are an integral part of these unaudited financial statements

F-12

TRUSTFEED CORP.

(formerly HEALTHMED SERVICES, LTD.)

STATEMENTS OF CASH FLOWS

	For the three months ended
	March 31, 2023	March 31, 2022
Cash Flows from Operating Activities
Net Income	$(89,806)	$(2,250)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on asset purchase	—	—
Shares in Fastbase Inc and Quality International Inc paid to consultant	—	—
Changes in assets and liabilities
Accounts receivable	10,000	—
Prepaid expenses	1,810	(5,000)
Accounts payable	4,970	—
Net cash used in operating activities	(73,026)	(7,250)

Cash Flows from Financing Activities
Proceeds from the issuance of common stock	110,192	—
Proceeds from related party debt	550	7,250
Payment of related party debt	(65,000)	—
Net cash from financing activities	45,742	7,250

Net increase (decrease) in cash	(27,284)	—

Cash, beginning of period	225,619	—

Cash, end of period	$198,335	$—

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

Non-Cash investing and financing transactions

The accompanying notes are an integral part of these unaudited financial statements

F-13

TRUSTFEED CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2023

(Unaudited)

NOTE 1 – NATURE AND DESCRIPTION OF BUSINESS

HealthMed Services, Ltd. the (“the Company”) was incorporated in the State of Nevada on September 14, 2000 as Telemax Communications, Inc. On July 14, 2003, the Company changed its name to HealthMed Services, Ltd. TheCompany has no operations and in accordance with Accounting Standards Codification (ASC) Topic 915 is considered to be in the development stage.

On April 16, 2021, A board member agreed to sell, assign, and transfer 4,850,000 shares of Company’s Series A Preferred Stock and deliver to the Company for cancellation and return to treasury 45,000,000 shares of Company Series A Preferred Stock.

On April 27, 2021, James Shipley resigned as President, Secretary, Treasurer, and Director of the Company at which time Rasmus Refer was appointed to these positions.

On September 23, 2022 the Company changed its name to Trustfeed Corp. and its ticker to TRFE.

Trustfeed is a technology company with access to a global database of company information. Trustfeed offers software-as- aservice (“SaaS”) based applications and services to its business and consumer customers. Trustfeed is ambitious. The company’s goal is to be the leading global review platform within two years. Trustfeed believes that trust is the foundation of the buyer digital journey. Consumers are jaded by the ‘wild west’ approach to reviews and company information and want the reassurance that the information they are reading is from a reliable authority.

Proprietary and modern crawler technology, machine learning and Artificial intelligence tools are the techniques behind Trustfeed’s trustworthy information.

Trustfeed introduced a flexible, modular subscription model where businesses can use Trustfeed’s basic services for free and will be able to subscribe for additional paid services on Trustfeed’s platform.

Extended options will be added for companies to access their profile and contribute additional useful information, org charts, product information and contact points for additional fees.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the OTC Markets alternative reporting standard for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however, that all material adjustments (consisting of normal and recurring adjustments)have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value. The Company did not have any cash equivalents as of March 31, 2023 and December 31, 2022.

F-14

TRUSTFEED CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2023

(Unaudited)

Stock-based compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Revenue recognition

We recognize revenue in accordance with generally accepted accounting principles as outlined in the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue From Contracts with Customers, which requires that five basic criteria be met before revenue can be recognized: (i) identify the contract with the customer; (ii) identity the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price; and (v) recognize revenue when or as the entity satisfied a performance obligation.

Customized data packages

The Company generates revenue from customized data packages which is a Leads Ordering system for the purpose of generating lists of sales leads. Users pay for these lists of leads by ordering one or more leads based on their filters and pay per list. Under these agreements, the data is provided to the customer on either a one time or agreed upon schedule. Revenue is recognized upon completion and delivery of the data by the Company.

Fair value of financial instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.

F-15

TRUSTFEED CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2023

(Unaudited)

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of September 30, 2022 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable to related parties approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at March 31, 2023and December 31, 2022.

Financial assets and liabilities measured at fair value on a recurring basis are summarized below as of March 31, 2023:

	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Financial Instruments	$—	$—	$—	$—

Financial assets and liabilities measured at fair value on a recurring basis are summarized below as of December 31, 2022:

	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Financial Instruments	$—	$—	$—	$—

NOTE 3 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the consolidated financial statements are issued and determined that substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. The Company has not generated any revenues to provide sufficient cash flows to enable the Company to finance its operations internally. As of March 31, 2023, the Company had $198,335 cash on hand. At March 31, 2023, the Company has an accumulated deficit of $1,071,639. For the three months ended March 31, 2023, the Company had a net loss of $89,806, and cash used in operations of $73,026. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date of filing.

Over the next twelve months management plans to raise additional capital and to invest its working capital resources in sales and marketing in order to increase the distribution and demand for its products. However, there is no guarantee the Company will generate sufficient revenues or raise capital to continue operations. If the Company fails to generate sufficient revenue and obtain additional capital to continue at its expected level of operations, the Company may be forced to scale back or discontinue its sales and marketing efforts. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Recent accounting pronouncements

Company management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2023, the Company borrowed $550 from a shareholder for payment of operating expenses and repaid $65,000 of advances to the same shareholder. The advances have 0% interest and are due upon demand. As of March 31, 2023, and December 31, 2022, the Company had amounts due to related party of $5,253 and $69,703 respectively.

F-16

TRUSTFEED CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2023

(Unaudited)

NOTE 5 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 1,000,0000,000 authorized shares of common stock with a par value of $0.001. On June 3, 2022, the Board authorized the execution of a reverse split of the issued and outstanding shares of the Corporation’s common stock at a ratio of up to one post-split share per two thousand pre-split shares (1:2,000) at a time and exact ratio amount the Board of Directors deems appropriate. On September 2, 2022, FINRA approved a 1-for-2,000 reverse stock split of the Company’s common stock that was approved by the Company’s Board of Directors. The Company’s equity transactions have been retroactively restated to reflect the effect of the stock split. The Company had 108,517,979 and 107,582,614 issued and outstanding shares of common stock as of March 31, 2023and December 31, 2022, respectively.

The Company also has 75,000,000 authorized shares of preferred stock with a par value of $0.001 of which the Company has designated 50,000,000 shares as Series A Preferred Stock. Each share of Series A Preferred Stock is convertible, at any time, at the option of the holder at a rate of 30% of the market price of the stock based on a 10 day average trading price of the common stock. In addition, the holders of the Series A Preferred have voting rights equal to 20 votes for each Preferred share held. As of March 31, 2023 and December 31, 2022, 44,700,000 and 44,700,000 shares of Series A Preferred stock issued and outstanding.

The Company has also designated 7,500,000 Series B Preferred shares, and 15,000,000 Series C Preferred shares. No shares of Series B Preferred stock or Series C Preferred Stock are issued and outstanding.

During the three months ended March 31, 2023 the Company issued 935,365 shares of common stock for cash proceeds of $140,331, of which $37,044 has been received in a prior period. Additionally the Company agreed to issue 46,900 shares of common stock for cash proceeds of $6,905. As of March 31, 2023 the shares had not been issued and were recorded as stock payable.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to March 31, 2023, to the date these financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-17

(b) Exhibits.

2.1	Contribution Agreement, dated September 14, 2021 (3)
3.1	Articles of Incorporation, dated September 14, 2000 (1)
3.2	Certificate of Amendment, dated July 24, 2003 (1)
3.3	Certificate of Change, dated April 27, 2010 (2)
3.4	Certificate of Amendment, dated May 3, 2011 (3)
3.5	Certificate of Amendment, dated March 6, 2019 (3)
3.6	Certificate of Amendment, September 23, 2021 (3)
3.7	Certificate of Change, September 23, 2021 (3)
3.8	Certificate of Amendment, dated November 7, 2022 (3)
3.9	Amended and Restated Certificate of Designation for Series A Preferred Stock, dated November 7, 2022 (3)
3.10	Certificate of Withdrawal for Series B Preferred Stock, dated November 7, 2022 (3)
3.11	Certificate of Withdrawal for Series C Preferred Stock, dated November 7, 2022 (3)
3.12	Bylaws (1)
14.1	Code of Ethics (3)
23.1	Consent of Gries & Associates, LLC *

* Filed Herewith

(1)	Incorporated by reference to Registration Statement on Form S-1 filed July 21, 2008
(2)	Incorporated by reference to the Registration Statement on 8-K filed with the Securities and Exchange Commission on June 10, 2010
(3)	Incorporated by reference to Registration Statement on Form 10 filed May 31, 2023

30

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Trustfeed Corp.

By:	/s/ Rasmus Refer
Name: Rasmus Refer Title: Chief Executive Officer (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer) Date: July 24, 2023

31